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                                                                   Exhibit 3.2

                            LEXFORD RESIDENTIAL TRUST

                              ARTICLES OF AMENDMENT



         Lexford Residential Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Declaration of Trust of the Trust is hereby amended by striking out "Section 6.1 (G). Remedies Not Limited" and inserting in lieu thereof the following:

         G. REMEDIES NOT LIMITED. Subject to Section 6.6, nothing contained in this Article VI shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT."

         SECOND: The amendment to the Declaration of the Trust of the Trust as hereinabove set forth has been duly advised by the board of trustees and approved by the sole shareholder of the Trust.

         IN WITNESS WHEREOF: Lexford Residential Trust, has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President and attested by its Secretary on January 30, 1998.

         THE UNDERSIGNED, Executive Vice President of Lexford Residential Trust, who executed on behalf of said Trust the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Trust, the foregoing Articles of Amendment to be the act of said Trust and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


ATTEST:                                     LEXFORD RESIDENTIAL TRUST:


/s/ Bradley A. Van Auken                    /s/ Mark D. Thompson
---------------------------                 -----------------------------
Bradley A. Van Auken                        Mark D. Thompson
Senior Vice President,                      Executive Vice President
General Counsel & Secretary